Calculation of Filing Fee Tables
S-3
Bristow Group Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	4	Other	Guarantees of Debt Securities	Other				0.0001381	$ 0.00
Fees to be Paid	5	Other	Warrants	457(r)				0.0001381
Fees to be Paid	6	Other	Depositary Shares	457(r)				0.0001381
Fees to be Paid	7	Other	Share Purchase Contracts	457(r)				0.0001381
Fees to be Paid	8	Other	Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(a) An indeterminate aggregate amount or number of securities of each class is being registered hereunder, as may from time to time be offered, at indeterminate prices. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The indeterminate aggregate amount or number also includes such securities as may, from time to time, be issued upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminate number of additional securities that may be offered or issued as a result of stock splits, stock dividends or similar transactions or pursuant to anti-dilution provisions of any of the securities. (b) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fees required in connection with this registration statement and will pay such fees on a pay-as-you-go basis.

[2]	See Offering Note 1.

[3]	See Offering Note 1.

[4]	See Offering Note 1(a). Certain subsidiaries of Bristow Group Inc. may fully and unconditionally guarantee any series of debt securities of Bristow Group Inc. registered hereunder. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of debt securities registered hereunder.

[5]	See Offering Note 1.

[6]	See Offering Note 1.

[7]	See Offering Note 1.

[8]	See Offering Note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A